EXHIBIT 99.1

Contacts:	John Heinmiller	Peter Gove
	Executive VP & CFO	Media Relations
	651.490.4326	651.481.7790

St. Jude Medical and Endocardial Solutions, Inc. Jointly Announce Agreement

Whereby St. Jude Medical Will Acquire Endocardial Solutions

Acquisition Expands St. Jude Medical’s Electrophysiology Product Line

and Advances Atrial Fibrillation Strategy

ST. PAUL, MN, September 23, 2004 — St. Jude Medical Inc. (NYSE: STJ) and Endocardial Solutions, Inc. (NASDAQ:ECSI) jointly announced today that they have signed a definitive agreement whereby St. Jude Medical will acquire Endocardial Solutions, Inc. for $11.75 per share in cash consideration which represents an aggregate purchase price of approximately $273 million.

Endocardial Solutions, Inc. (ESI), located in St. Paul, Minnesota, develops, manufactures, and markets the EnSite® System used for the navigation and localization of diagnostic and therapeutic catheters used in atrial fibrillation (AF) ablation and other electrophysiology catheterization procedures.  The EnSite® System also is used for the diagnostic mapping of abnormal heart rhythms with a 3D graphical display of the heart’s electrical activity.  ESI has a strategic focus of increasing clinical adoption of its EnSite® System for the diagnosis and treatment of AF and other arrhythmias and will become part of St. Jude Medical’s AF Division.

“This transaction is another step forward in St. Jude Medical’s drive for leadership in providing medical devices and services to help cure AF as well as benefit the broader field of electrophysiology,” said Daniel J. Starks, Chairman, President and Chief Executive Officer of St. Jude Medical.  “Endocardial Solutions’ impressive technology and new product pipeline, combined with the global distribution, products, and infrastructure of St. Jude Medical, creates compelling clinical value for the benefit of the customers, employees and shareholders of both companies.  We look forward to completing this transaction toward the end of this year and welcoming the employees of Endocardial Solutions to St. Jude Medical.”

Endocardial Solutions’ President and Chief Executive Officer, James W. Bullock, said, “Endocardial Solutions and St. Jude Medical clearly have a common commitment and focus to advance medical technology and services to help patients around the world suffering from atrial fibrillation and other cardiac rhythm disorders.  It also is clear that the two companies’ AF programs will be stronger together than either company’s AF program would be on its own. Once this transaction is completed, Endocardial Solutions’ unique technology, as well as its customers and employees, will benefit from St. Jude Medical’s strong global presence, resources, and comprehensive programs for the electrophysiologist.”

The acquisition is subject to customary closing conditions, regulatory approvals and approval by ESI shareholders and is expected to close toward the end of December 2004.  The Company will record a $10 to 12 million in-process R&D charge in the fourth quarter in connection with this transaction.  St. Jude Medical estimates this transaction will be neutral to 2005 earnings and accretive to earnings beginning in 2006.

After heart failure, AF is one of the most prevalent, debilitating, and expensive cardiovascular diseases in the world.  It is a pervasive cardiac rhythm disorder in which the upper chambers of the heart do not beat effectively.  AF results in reduced cardiac output, exacerbates heart failure, and can result in the pooling and clotting of blood in the heart, often leading to stroke or other neurological problems.  The prevalence of AF worldwide is in excess of six million patients.  AF is progressive, expanding in incidence and severity with age.  The economic impact to public and private healthcare systems of AF is increasing as populations age.

The agreement to acquire ESI follows St. Jude Medical’s earlier acquisition of Epicor Medical, Inc. and STJ’s definitive agreement to acquire Irvine Biomedical, Inc.  Completion of the acquisition of ESI will further broaden St. Jude Medical’s electrophysiology technology and programs consistent with the Company’s “surround AF” strategy, offering physicians sophisticated devices and catheter systems to diagnose, suppress and cure atrial fibrillation.  St. Jude Medical pacemaker and ICD systems incorporate the Company’s unique AF suppression algorithm, the first clinically proven technology to suppress atrial fibrillation.  The Company also offers a broad range of advanced catheter systems for use by clinicians in the clinical management of patients with AF.  An investigational device exemption (IDE) application has been approved by the FDA for a feasibility study using St. Jude Medical’s proprietary Lineage™ PV catheter ablation system.

St. Jude Medical will host a webcast conference call with the investment community Friday, September 24 at 8 AM CDT to discuss the Endocardial Solutions acquisition.  To logon to this webcast conference, visit the following website www.sjm.com.

http://phx.corporate-ir.net/phoenix.zhtml?c=73836&p=irol-EventDetails&EventId=947449.

Any statements made regarding St. Jude Medical’s anticipated future product launches, regulatory approvals, revenues, earnings, market shares, and potential clinical success are forward-looking statements which are subject to risks and uncertainties, such as those described in the Financial Section of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2003 (see pages 11-16).  Actual results may differ materially from anticipated results.

St. Jude Medical, Inc. (www.sjm.com) is dedicated to the design, manufacture and distribution of innovative medical devices of the highest quality, offering physicians, patients and payers unmatched clinical performance and demonstrated economic value.

***

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the transaction between St. Jude Medical, Inc. (“St. Jude Medical”) and Endocardial Solutions, Inc. (“ESI”), including future financial and operating results, the new company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of St. Jude Medical’s and ESI’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain ESI Solutions stockholders to approve the transaction; the ability to satisfy other closing conditions; the risk that the businesses will not be integrated successfully; the risk that the cost savings from the transaction may not be fully realized or may take longer to realize than expected; the ability to develop and execute comprehensive plans for asset rationalization; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; increased competition and its effect on pricing, spending, third-party relationships and revenues; and the risk of new and changing regulation in the U.S. and internationally.  Additional factors that could cause ESI’s results to differ materially from those described in the forward-looking statements can be found in the 2003 Annual Report on Form 10-K of ESI filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s Internet site (http://www.sec.gov).

ESI will file a proxy statement in connection with its special meeting to approve the proposed transaction.  Stockholders are urged to read the proxy statement regarding the proposed transaction when it becomes available, because it will contain important information.  ESI, its executive officers and directors may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction.  Information regarding ESI’s directors and executive officers is available in its proxy statement filed with the SEC on April 22, 2004.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Stockholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about St. Jude Medical and ESI, without charge, at the Securities and Exchange Commission’s Internet site (http://www.sec.gov). Copies of the proxy statement and the filings with the SEC that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to Endocardial Solutions, Inc., 1350 Energy Lane, Suite 110, St. Paul, Minnesota 55108, Attention: Secretary, or by telephone at (651) 523-6900.